UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Trex Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TREX COMPANY, INC.

160 Exeter Drive

Winchester, Virginia 22603-8605

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 21, 2005

To our stockholders:

Notice is hereby given that the 2005 annual meeting of stockholders of Trex Company, Inc. will be held at Millwood Station, 252 Costello Drive, Winchester, Virginia, on Thursday, April 21, 2005, at 9:00 a.m., local time, for the following purposes:

1.	to consider and vote upon a proposal to elect two directors of Trex Company;

2.	to consider and vote upon a proposal to approve the Trex Company, Inc. 2005 Stock Incentive Plan;

3.	to consider and vote upon a proposal to approve the material terms for payment of annual executive incentive compensation to permit the compensation paid pursuant to such material terms to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code;

4.	to consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as Trex Company’s independent registered public accounting firm for the 2005 fiscal year; and

5.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 7, 2005 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend this meeting.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote, you should complete, sign, date and promptly return the enclosed proxy card in the self-addressed envelope that we have included for your convenience. Alternatively, you may submit your proxy through the Internet or by telephone as indicated on the proxy card. No postage is required if the proxy is mailed in the United States. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

By Order of the Board of Directors,

Lynn E. MacDonald

Secretary

Dated: March 25, 2005

TREX COMPANY, INC.

160 Exeter Drive

Winchester, Virginia 22603-8605

Annual Meeting of Stockholders

April 21, 2005

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Trex Company, Inc. for use at Trex Company’s 2005 annual meeting of stockholders to be held at Millwood Station, 252 Costello Drive, Winchester, Virginia, on Thursday, April 21, 2005, at 9:00 a.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

Trex Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of Trex Company may solicit proxies by personal interview, telephone, e-mail and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. Trex Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. Trex Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

A list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at Trex Company’s offices at 160 Exeter Drive, Winchester, Virginia 22603-8605, and at the time and place of the meeting during the whole time of the meeting.

This proxy statement and the enclosed proxy card are first being mailed to Trex Company’s stockholders on or about March 25, 2005.

Voting and Revocability of Proxies

A proxy for use at the annual meeting and a return postage-paid envelope are enclosed. Stockholders may also vote their shares through the Internet or by telephone by following the instructions provided on the enclosed proxy card.

Shares of Trex Company’s common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted FOR approval of each proposal listed on the proxy card. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, including a proposal to adjourn or postpone the annual meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the accompanying proxy will vote on such matter in their own discretion.

A vote through the Internet or by telephone may be revoked by executing a later-dated proxy card, by subsequently voting through the Internet or by telephone, or by attending the annual meeting and voting in person. A stockholder executing a proxy card also may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to Trex Company’s Secretary, by subsequently filing another proxy bearing a later date or by attending the annual meeting and voting in person. Attending the annual meeting will not automatically revoke a stockholder’s prior Internet or telephone vote or the stockholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary.

Voting Procedure

All holders of record of the common stock at the close of business on March 7, 2005 will be eligible to vote at the annual meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such stockholder. As of March 7, 2005, there were 14,851,375 shares of common stock outstanding.

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether or not a quorum is present. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

For Delaware law purposes, approval of the 2005 Trex Company, Inc. Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Under the rules of the New York Stock Exchange (the “NYSE”), on which Trex Company’s common stock is listed, this proposal must be approved by a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the total number of votes that may be cast by holders of the shares of common stock outstanding and entitled to vote at the annual meeting. For Delaware law purposes and for purposes of the NYSE rules, an abstention from voting on this proposal will have the same effect as a vote against the proposal.

Approval of the proposal to approve the material terms for payment of annual executive incentive compensation and approval of the proposal to ratify the appointment of Trex Company’s independent registered public accounting firm require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the applicable matter at the annual meeting. An abstention from voting on either proposal will have the same effect as a vote against such proposal.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, which under such rules typically include the election of directors, when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers. A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker non-vote will not affect whether any proposal to be acted upon at the annual meeting is approved.

Annual Report to Stockholders and Other Information

A copy of Trex Company’s annual report to stockholders for the 2004 fiscal year accompanies this proxy statement. Trex Company is required to file an annual report on Form 10-K for the 2004 fiscal year with the SEC. Stockholders may obtain, free of charge, a copy of the 2004 Form 10-K, without exhibits, by writing to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary. The annual report on Form 10-K is also available through Trex Company’s web site at http://www.trex.com. The annual report to stockholders and the Form 10-K are not proxy soliciting materials.

Trex Company also makes available on its web site at http://www.trex.com and in print to any stockholder who requests them copies of its corporate governance principles, its code of conduct and ethics, and the charters of each standing committee of its board of directors. Requests for copies of these documents should be directed to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary.

Important Notice Regarding Delivery of Stockholder Documents

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report to stockholders and proxy statement for each company in which you hold shares through that broker or bank. The practice of sending only one copy of an annual report to stockholders and proxy statement is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of Trex Company’s annual report to stockholders and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to ADP Householding Department, 51 Mercedes Way, Edgewood, New Jersey 11717 (telephone number: 1-800-542-1061). In any event, if you did not receive an individual copy of Trex Company’s annual report to stockholders or this proxy statement, and wish to do so, Trex Company will send a copy to you if you address your written request to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary, or call Trex Company at 540-542-6300. If you are receiving multiple copies of the annual report to stockholders and proxy statement, you can request householding by contacting Trex Company in the same manner. Trex Company encourages you to participate in this program. It will reduce the volume of duplicate information received at your household, as well as reduce Trex Company’s expense.

SECURITY OWNERSHIP

The following table presents, as of February 28, 2005, information based upon Trex Company’s records and filings with the SEC regarding beneficial ownership of the common stock by the following persons:

•	each person known to Trex Company to be the beneficial owner of more than 5% of the common stock;

•	each director and each nominee to the board of directors;

•	each executive officer of Trex Company named in the summary compensation table under the “Executive Compensation” section of this proxy statement; and

•	all directors and executive officers of Trex Company as a group.

As of February 28, 2005, there were 14,847,044 shares of common stock outstanding.

The information presented below regarding beneficial ownership of Trex Company’s common stock has been presented in accordance with rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be the beneficial owner of any security as to which a person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
FMR Corp 82 Devonshire Street Boston, Massachusetts 02109	2,221,600	15.0

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland, 21202	824,600	5.5

Anthony J. Cavanna c/o Trex Company, Inc. 160 Exeter Drive Winchester, Virginia, 22603-8605	1,445,986	9.7

Robert G. Matheny c/o Trex Company, Inc. 160 Exeter Drive Winchester, Virginia, 22603-8605	1,182,941	8.0

Andrew U. Ferrari c/o Trex Company, Inc. 160 Exeter Drive Winchester, Virginia, 22603-8605	731,421	4.9

Harold F. Monahan	56,795	*

Paul D. Fletcher	59,326	*

William F. Andrews	20,088	*

William H. Martin, III	19,930	*

Patricia B. Robinson	6,201	*

Paul A. Brunner	2,811	*

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
A. Catherine Lawler (1)	—	—

Philip J. Pifer	—	—

All directors and executive officers as a group (11 persons)	3,525,499	22.6

*	Less than 1%.
(1)	Ms. Lawler’s employment as an executive officer terminated effective as of July 15, 2004.

The percentage of beneficial ownership as to any person as of February 28, 2005 is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days after February 28, 2005, by the sum of the number of shares outstanding as of February 28, 2005 plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days after February 28, 2005. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, Trex Company believes that the beneficial owners of Trex Company’s common stock listed in the table have sole voting and investment power with respect to the shares shown.

The information concerning FMR Corp. is based on a Schedule 13G amendment filed with the SEC on February 14, 2005, in which the reporting person reports that it has sole voting power with respect to 230,000 of the shares shown and sole dispositive power with respect to all of the shares shown.

The information concerning T. Rowe Price Associates, Inc. is based on a Schedule 13G filed with the SEC on February 14, 2005, in which the reporting person reports that it has sole voting power with respect to 172,500 of the shares shown and sole dispositive power with respect to 824,600 of the shares shown. The reporting person has informed Trex Company that the shares shown are owned by various individual and institutional investors for which the reporting person serves as investment adviser, with power to direct investments and/or sole power to vote the shares. The reporting person has informed Trex Company that it disclaims beneficial ownership of all the shares shown.

The shares of common stock shown as beneficially owned by Mr. Cavanna include 35,034 shares of common stock that Mr. Cavanna has the right to purchase within 60 days after February 28, 2005 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Matheny include 36,441 shares of common stock that Mr. Matheny has the right to purchase within 60 days after February 28, 2005 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Ferrari include 20,237 shares of common stock held in trust by the Andrew U. Ferrari Foundation, of which Mr. Ferrari and his spouse are co-trustees, and 35,444 shares of common stock that Mr. Ferrari has the right to purchase within 60 days after February 28, 2005 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Monahan include 16,795 shares of common stock that Mr. Monahan has the right to purchase within 60 days after February 28, 2005 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Fletcher include 18,074 shares of common stock that Mr. Fletcher has the right to purchase within 60 days after February 28, 2005 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Andrews include 8,088 shares of common stock that Mr. Andrews has the right to purchase within 60 days after February 28, 2005 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Martin include 10,830 shares of common stock that Mr. Martin has the right to purchase within 60 days after February 28, 2005 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Ms. Robinson include 6,201 shares of common stock that Ms. Robinson has the right to purchase within 60 days after February 28, 2005 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Brunner include 2,811 shares of common stock that Mr. Brunner has the right to purchase within 60 days after February 28, 2005 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by all directors and executive officers as a group include 169,718 shares of common stock that they have the right to purchase within 60 days after February 28, 2005 pursuant to the exercise of stock options.

ELECTION OF DIRECTORS

(Proposal 1)

Nominees for Election as Directors

Trex Company’s certificate of incorporation provides that the board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The current terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of stockholders in 2006 and at the annual meeting of stockholders in 2007, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

Robert G. Matheny and William H. Martin, III have been nominated for election to the class with a three-year term that will expire at the annual meeting of stockholders in 2008. Both nominees are incumbent directors and have been recommended to be nominated for re-election to the board of directors by the nominating/corporate governance committee and nominated for re-election by the board of directors. Mr. Matheny has served on the board of directors since Trex Company’s formation in September 1998. Mr. Martin has served on the board of directors since Trex Company’s initial public offering in April 1999.

Approval of Nominees

Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR the election of each of the nominees. If either nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may recommend. It is not anticipated that either nominee will be unable or unwilling to serve as a director.

The board of directors unanimously recommends that the stockholders of Trex Company vote FOR the election of the nominees to serve as directors.

Information About Nominees and Continuing Directors

Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

Nominees for Election for Three-Year Terms

Name	Age	Director Since
William H. Martin, III	74	1999
Robert G. Matheny	59	1998

William H. Martin, III served as Chairman of the Board of Directors of Martin Industries, Inc., a manufacturer and producer of gas space heaters, gas logs and pre-engineered fireplaces, from 1994 through 2003 and as a director of Martin Industries from 1974 to 1994. From 1987 to 1993, Mr. Martin served as Executive Assistant to the Rector of Trinity Church in New York City. From 1971 to 1987, he served as President and Chief Executive Officer of Martin Industries. Since 1993, Mr. Martin has been managing private investments and serving as a director of Aluma-Form, Inc., a manufacturer of components for electric utilities, and on the boards of several not-for-profit organizations. Mr. Martin is a graduate of Vanderbilt University.

Robert G. Matheny has served as Chairman and Chief Executive Officer of Trex Company since May 2003. He served as President of Trex Company from September 1998 to May 2003, and of TREX Company, LLC,

which was Trex Company’s wholly-owned subsidiary until December 31, 2002, from August 1996 through December 2002. From 1970 to August 1996, Mr. Matheny held various positions with Mobil Oil Company, including General Manager of the Composite Products Division, General Manager of the Chemical Specialties Group, and Vice President of Mobil Chemical Products International. Mr. Matheny received a B.S. degree in industrial engineering and operations research from Virginia Polytechnic Institute.

Directors Whose Terms Expire in 2006

Name	Age	Director Since
Anthony J. Cavanna	65	1998
Patricia B. Robinson	52	2000

Anthony J. Cavanna is retired. He served as Executive Vice President and Chief Financial Officer of Trex Company from September 1998 through December 2003, and of TREX Company, LLC from August 1996 through December 2002. From 1962 to August 1996, Mr. Cavanna held a variety of positions with Mobil Chemical, including Group Vice President, Vice President-Planning and Finance, Vice President of Mobil Chemical and General Manager of its Films Division Worldwide, President and General Manager of Mobil Plastics Europe and Vice President-Planning and Supply of the Films Division. Mr. Cavanna currently serves as a director of Ultralife Batteries Co., Inc. and serves as chairman of its Audit and Finance Committee. Mr. Cavanna received a B.S. degree in chemical engineering from Villanova University and an M.S. degree in chemical engineering from the Polytechnic Institute of Brooklyn.

Patricia B. Robinson has been an independent consultant since 1999. From 1977 to 1998, Ms. Robinson served in a variety of positions with Mead Corporation, a forest products company, including President of Mead School and Office Products, Vice President of Corporate Strategy and Planning, President of Gilbert Paper, Plant Manager of a specialty machinery facility and Product Manager for new packaging product introductions. Ms. Robinson received a B.A. degree in economics from Duke University and an M.B.A. degree from the Darden School at the University of Virginia.

Directors Whose Terms Expire in 2007

Name	Age	Director Since
William F. Andrews	73	1999
Paul A. Brunner	69	2003
Andrew U. Ferrari	58	1998

William F. Andrews has served as Chairman of the Board of Directors of Corrections Corporation of America since August 2000 and as Chairman of the Board of Directors of Katy Industries, Inc., a manufacturer of maintenance and electrical products, since October 2001. He has served as Chairman of the Singer Company, a manufacturer of sewing machines, since 2004. Mr. Andrews has been a Principal of Kohlberg & Company, a venture capital firm, since 1994. From 1995 to 2001, Mr. Andrews served as Chairman of the Board of Directors of Scovill Fasteners Inc. Prior to 1995, he served in various positions, including Chairman of the Board of Directors of Northwestern Steel and Wire Company; Chairman of Schrader-Bridgeport International, Inc.; Chairman, President and Chief Executive Officer, with Scovill Manufacturing Co., where he worked for over 28 years; Chairman and Chief Executive Officer of Amdura Corporation; Chairman of Utica Corporation; and Chairman, President and Chief Executive Officer of Singer Sewing Company. Mr. Andrews also serves as a director of Black Box Corporation and O’Charley’s Restaurants. Mr. Andrews received a B.S. degree in business administration from the University of Maryland and an M.B.A. degree in marketing from Seton Hall University.

Paul A. Brunner is President and Chief Executive Officer of Spring Capital Inc., a merchant bank, which he founded in 1985. From 1982 to 1985, Mr. Brunner served as President and Chief Executive Officer of U.S.

Operations of Asea-Brown Boveri, a multi-national Swiss manufacturer of high technology products. In 1967, he joined Crouse Hinds Company, a manufacturer of electronics and electronic equipment, and through 1982 held various positions with that company, including President and Chief Operating Officer, Executive Vice President of Operations, Vice President of Finance and Treasurer, and Director of Mergers and Acquisitions. From 1959 to 1967, he worked for Coopers & Lybrand, an international accounting firm, as an audit supervisor. Mr. Brunner also serves as a director of Johnson Controls, Inc. Mr. Brunner is a Certified Public Accountant. He received a B.S. degree in accounting from the University of Buenos Aires and an M.B.A. degree in management from Syracuse University.

Andrew U. Ferrari is a marketing and business development consultant. He served as Executive Vice President of Marketing and Business Development of Trex Company from October 2001 through March 2003, and of TREX Company, LLC from October 2001 through December 2002. He served as Executive Vice President of Sales and Marketing of Trex Company from September 1998 to October 2001 and of TREX Company, LLC from August 1996 to October 2001. From 1989 to 1996, Mr. Ferrari held various positions with Mobil Chemical Company, including Director of Sales and Marketing of the Composite Products Division, New Business Manager, and Marketing Director of the Consumer Products Division. Mr. Ferrari received a B.A. degree in economics from Whitman College and an M.B.A. degree from Columbia University.

Board of Directors and Committees of the Board of Directors

The board of directors currently consists of seven directors. The board of directors currently has a standing audit committee, a standing compensation committee and a standing nominating/corporate governance committee. The board of directors held five meetings during Trex Company’s 2004 fiscal year. During fiscal 2004, each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and of each committee of the board of directors on which such director served.

It is Trex Company’s policy that all directors should attend the annual meetings of Trex Company’s stockholders. All of the directors attended the annual meeting of stockholders in 2004.

Director Independence. The board of directors has affirmatively determined that all of the current directors, other than Robert G. Matheny, Anthony J. Cavanna and Andrew U. Ferrari, are “independent” of Trex Company within the meaning of the rules governing NYSE-listed companies. For a director to be “independent” under the NYSE rules, the board of directors must affirmatively determine that the director has no material relationship with Trex Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with Trex Company.

Consistent with the official commentary to Section 303A.02(a) of the NYSE Listed Company Manual, the board of directors has adopted the following categorical standards of independence to assist it in determining whether a director has a material relationship with Trex Company. The following relationships between a director and Trex Company will not be considered material relationships that would preclude a finding by the board of directors that such director is independent under the NYSE rules:

•	employment of the director or the director’s immediate family member by another company that makes payments to, or receives payments from, Trex Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

•	a relationship of the director or the director’s immediate family member with a charitable organization, as an executive officer, board member, trustee or otherwise, to which Trex Company or any of its subsidiaries has made charitable contributions of not more than $50,000 annually in any of the last three years.

Consistent with the NYSE rules, Trex Company’s corporate governance principles require Trex Company’s non-management directors to meet at least once each quarter without management present and, if the group of non-management directors includes any director who is not independent under NYSE rules, to meet at least once each year with only the independent directors present. The role of presiding director for each such executive session of directors rotates among members in succession, as determined by the members. The presiding director for each meeting is responsible for advising the Chairman of the Board of decisions reached, and of recommendations for action by the board of directors made, at such meeting.

Audit Committee.    The audit committee, which held eight meetings during fiscal 2004, currently consists of Mr. Brunner, who is the Chairman, Mr. Andrews and Mr. Martin. The board of directors has determined that each of the members of the audit committee satisfies the independence standards of the New York Stock Exchange. The board of directors also has determined that Mr. Brunner is an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K promulgated by the SEC, and is independent of management. The audit committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing Trex Company’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the internal audit function, reviewing the adequacy of Trex Company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in Trex Company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to Trex Company’s code of conduct and other policies and procedures regarding adherence with legal requirements.

Compensation Committee.    The compensation committee, which held five meetings during fiscal 2004, currently consists of Ms. Robinson, who is the Chairman, Mr. Brunner and Mr. Martin. Mr. Brunner was appointed to the committee effective on April 28, 2004. Mr. Andrews served as a member of the committee during fiscal 2004 until April 28, 2004. This committee is responsible for establishing the compensation and benefits of Trex Company’s executive officers, monitoring compensation arrangements applicable to management employees for consistency with corporate objectives and stockholders’ interests, and administering Trex Company’s stock incentive plans.

Nominating/Corporate Governance Committee.    The nominating/corporate governance committee, which held four meetings during fiscal 2004, currently consists of Mr. Andrews, who is the Chairman, Mr. Martin and Ms. Robinson. The committee is responsible for recommending candidates for election to the board of directors and for making recommendations to the board of directors regarding corporate governance matters, including board size and membership qualifications, board committees, corporate organization, non-employee director compensation, succession planning for officers and key executives, programs for training and development of executive-level employees, and stockholder proposals regarding these matters.

Director Nominations Policy

The board of directors has, by resolution, adopted a director nominations policy. The purpose of the nominations policy is to set forth the process by which candidates for possible inclusion in our recommended slate of director nominees are selected. The nominations policy is administered by the nominating/corporate governance committee of the board of directors.

The board of directors does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the board of directors, the nominating/corporate governance committee will take into account Trex Company’s current needs and the qualities needed for board service, including experience and achievement in business, finance, technology or other areas relevant to Trex Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and NYSE rules; service on other boards of directors; sufficient time to devote to board matters; and ability to work effectively and collegially with other board members. In the case of incumbent directors whose terms of office are set to expire, the nominating/corporate governance committee will review such directors’ overall service to Trex Company during their term, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with Trex Company during their term. For those potential new director candidates who appear upon first consideration to meet the board’s selection criteria, the nominating/corporate governance committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

The nominating/corporate governance committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, Trex Company’s advisors, and executive search firms. The committee will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of stockholders, the nominating/corporate governance committee will consider any written recommendations of director candidates by stockholders received by the Secretary of Trex Company no later than 120 days before the anniversary of the previous year’s annual meeting of stockholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary.

The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of Trex Company’s director nominations process. The nominating/corporate governance committee intends to review the nominations policy at least annually and anticipates that modifications may be necessary from time to time as Trex Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The nominating/corporate governance committee may amend the nominations policy at any time.

Trex Company’s bylaws provide that any stockholder wishing to nominate persons for election as directors at an annual meeting must deliver to the Secretary of Trex Company at Trex Company’s principal office in Winchester, Virginia a written notice of the stockholder’s intention to make such a nomination. The stockholder generally is required to furnish the notice no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice must include the following information: (1) such information regarding each proposed nominee as would be required to be disclosed under SEC rules and regulations in solicitations of proxies for the election of directors in an election contest or otherwise; (2) the written consent of each proposed nominee to serve as a director of Trex Company; and (3) as to the stockholder giving the notice and the beneficial owner, if any, of common stock on whose behalf the nomination is made, (a) the name and address of record of such stockholder and the name and address of such beneficial owner, (b) the class and number of shares of Trex Company’s capital stock that are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of Trex Company’s capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such nomination and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of Trex Company’s outstanding capital stock required to elect the nominee or (B) otherwise solicit proxies for stockholders in support of such nomination. Trex Company may require any proposed nominee to furnish such other information as Trex Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of Trex Company.

Communications With the Board of Directors

The board of directors welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may communicate any concerns they may have about Trex Company directly and confidentially to either the full board of directors or the non-management directors as a group, or to any individual director, at the following address: Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary. A stockholder or other interested party may also call Trex Company’s governance hotline at 1-800-719-4916 and press “2” for Trex Company’s Secretary. An independent third-party vendor maintains Trex Company’s governance hotline, and all calls are forwarded to Trex Company’s Secretary. Trex Company’s Secretary will review and forward all stockholder communications and other communications from interested parties to the intended recipient, except for those communications that are outside the scope of board matters or duplicative of other communications by the applicable person.

Director Compensation

Fees.    Non-employee directors of Trex Company receive cash and equity-based fees pursuant to the Trex Company, Inc. Amended and Restated 1999 Incentive Plan for Outside Directors, which is referred to in this proxy statement as the “Outside Director Plan.” The Outside Director Plan is administered by a committee consisting of Trex Company’s Chief Executive Officer and Trex Company’s Chief Financial Officer. All stock options awarded as fees to non-employee directors are issued pursuant to the Trex Company, Inc. Amended and Restated 1999 Stock Option and Incentive Plan, which is referred to in this proxy statement as the “1999 Stock Option and Incentive Plan.”

Each non-employee director receives, as an annual fee for service on the board of directors, a fee of $20,000. For the first two quarters of fiscal 2004, each non-employee director was also entitled to receive, as an annual board fee, stock options to purchase 1,500 shares of common stock. In addition, each member of the audit committee (other than the chairman) was entitled to receive an annual committee fee of $5,000, each member of the compensation and the nominating/corporate governance committees (other than their respective chairmen) was entitled to receive an annual committee fee of $2,500, the chairman of the audit committee was entitled to receive an annual committee fee of $10,000, and the chairmen of the compensation and the nominating/governance committees were entitled to receive an annual committee fee of $5,000. The monetary portion of the annual director fee and the annual committee fees were paid in the form of cash, stock options (based on the Black-Scholes valuation model), or a combination of cash and stock options, based on the percentages of these forms of consideration elected by the serving director, in four equal quarterly installments in arrears on the first business day following each quarter of the fiscal year in which the eligible director completed board or committee service. The stock options for 1,500 shares were granted on the date of the first regularly scheduled board of directors meeting after the June 30 of each year.

At a meeting in July 2004, the board of directors amended the Outside Director Plan to increase from 1,500 to 2,000 shares the number of shares subject to the annual stock option grant and to provide for the payment of fees of $1,000 for each board meeting attended in person and $500 for each board meeting attended via teleconference. The board also increased to $5,500 the annual committee fee payable to each audit committee member (other than the chairman), to $3,500 the annual committee fee payable to each member of the compensation and the nominating/corporate governance committees (other than their respective chairmen) and to $7,500 the annual committee fee payable to the chairmen of the compensation and the nominating/corporate governance committees. The annual committee fee of $10,000 payable to the chairman of the audit committee was not changed. The monetary portion of the annual director fee and the annual committee fees are paid in the form of cash, stock options (based on the Black-Scholes valuation model), or a combination of cash and stock options, based on the percentages of these forms of consideration elected by the serving director. The monetary portion of such fees are paid in four equal quarterly installments in arrears on the first business day following each quarter of the fiscal year in which the eligible director completes board or committee service. The stock options for 2,000 shares are granted on the date of the first regularly scheduled board of directors meeting after June 30 of each year.

The table below shows compensation paid to the non-employee directors for service in 2004.

Name of Director	Options	Cash ($)
William F. Andrews	2,000	34,333
Paul A. Brunner	2,370	25,573
Anthony J. Cavanna	1,000	22,000
Andrew U. Ferrari	2,947	—
William H. Martin, III	2,715	16,625
Patricia B. Robinson	2,000	31,250

Total	13,031	129,781

Stock Option Grants.    Trex Company’s current policy is to grant non-employee directors options to purchase 1,500 shares of common stock upon their initial appointment to the board of directors. The exercise price per share under each option granted to a non-employee director upon appointment or in payment of annual director fees and annual committee fees is the fair market value of the common stock on the option grant date. Each such option awarded in 2004 and in subsequent periods vests on the first anniversary of the option grant date. No option is exercisable more than ten years after the option grant date. Upon the termination of a non-employee director’s service for any reason (other than for cause), any options granted to the director will vest, and the director will have the right, at any time within a specified period after the date of termination of service and prior to termination of the options, to exercise any options held by the director on the service termination date.

Executive Compensation

The following table shows information for the last three fiscal years regarding the compensation paid to Trex Company’s Chairman and Chief Executive Officer and to each other person who was an executive officer of Trex Company in fiscal 2004. The officers listed in the table are referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Annual Compensation (1)				Long Term Compensation			All Other Compensation ($) (3)
	Fiscal Year	Salary ($)		Bonus ($)	Restricted Stock Awards ($)		Securities Underlying Options (#) (2)
Robert G. Matheny Chairman and Chief Executive Officer	2004 2003 2002	451,860 355,965 268,508		336,000 204,000 313,600	— — —		21,111 14,458 —	40,919 20,432 49,826

Harold F. Monahan Executive Vice President and General Manager	2004 2003 2002	315,236 285,414 217,232		186,550 107,100 176,099	— — 950,400	(4)	8,586 8,119 24,630	32,175 18,563 40,888

Paul D. Fletcher Senior Vice President and Chief Financial Officer	2004 2003	244,879 226,145		150,000 90,000	— —		7,205 7,261	45,972 20,891

A. Catherine Lawler Senior Vice President, Marketing	2004 2003	224,396 211,949	(5)	— 70,000	— —		5,619 25,000	17,114 261,709

Philip J. Pifer (6) Senior Vice President, Sales and Marketing	2004	126,582		100,000	—		60,000	19,772

(1)	In accordance with SEC rules, information about other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officers.

(2)	The options were granted under the 1999 Stock Option and Incentive Plan.
(3)	The amounts shown in the “All Other Compensation” column consist of the following: (a) for Mr. Matheny, $4,000 in fiscal 2004, $3,000 in fiscal 2003 and $2,750 in fiscal 2002 in matching contributions to Trex Company’s defined contribution employee profit sharing and 401(k) plan (referred to below as the “401(k) plan”); $8,000 in fiscal 2004, $8,000 in fiscal 2003 and $6,800 in fiscal 2002 in employer contributions to Trex Company’s defined contribution employee money purchase pension plan (referred to below as the “Money Purchase Plan”); and $28,919 for fiscal 2004, $9,432 for fiscal 2003 and $40,276 for fiscal 2002 in profit sharing; (b) for Mr. Monahan, $4,000 in fiscal 2004, $3,000 in fiscal 2003 and $2,750 in fiscal 2002 in matching contributions to the 401(k) plan; $8,000 in fiscal 2004, $8,000 in fiscal 2003 and $5,554 in fiscal 2002 in employer contributions to the Money Purchase Plan; and $20,175 for fiscal 2004, $7,563 for fiscal 2003 and $32,584 for fiscal 2002 in profit sharing; (c) for Mr. Fletcher, $3,250 in fiscal 2004 and $3,000 in fiscal 2003 in matching contributions to the 401(k) plan; $8,000 in fiscal 2004 and $5,562 in fiscal 2003 in employer contributions to the Money Purchase Plan; $15,672 for fiscal 2004 and $5,992 for fiscal 2003 in profit sharing; and $19,050 in fiscal 2004 and $6,337 in fiscal 2003 in reimbursement of relocation expenses; (d) for Ms. Lawler, $2,154 in fiscal 2004 and $1,870 in fiscal 2003 in matching contributions to the 401(k) plan; $3,740 in fiscal 2004 in employer contributions to the Money Purchase Plan; $11,220 in fiscal 2004 in payment of accrued vacation pursuant to Ms. Lawler’s severance agreement; $254,236 in fiscal 2003 in reimbursement of relocation expenses; and $5,603 for fiscal 2003 in profit sharing; and (e) for Mr. Pifer, $11,670 in fiscal 2004 in reimbursement of relocation expenses; and $8,101 for fiscal 2004 in profit sharing.
(4)	Represents the dollar value of a restricted stock award made in fiscal 2002 under the 1999 Stock Option and Incentive Plan. The value shown is computed by multiplying the closing market price of common stock on the grant date by the number of shares awarded, net of the consideration (equal to the par value of such stock) paid by Mr. Monahan. The value shown does not take into account the diminution in value attributable to the restrictions applicable to the shares of common stock. The restricted stock award vests over a five-year period in approximately three equal installments beginning on the third anniversary of the grant date. Upon the occurrence of certain events described in the 1999 Stock Option and Incentive Plan, such as a merger, consolidation or reorganization of Trex Company with one or more other entities in which Trex Company is not the surviving entity or upon a sale of substantially all of the assets of Trex Company to another entity, the unvested portion of the award will become immediately vested in accordance with the terms of the restricted stock agreement and the plan. The restricted common stock is entitled to dividends on the same basis as any dividends declared and paid on Trex Company’s unrestricted common stock.
(5)	Ms. Lawler’s employment terminated effective as of July 15, 2004. The amount shown as “Salary” for Ms. Lawler includes payments of her regular salary from July 15, 2004 through December 31, 2004 pursuant to her severance agreement with Trex Company.
(6)	Mr. Pifer was appointed to the position shown effective on July 9, 2004.

Stock Option Grants in Fiscal 2004

The following table sets forth information concerning all stock options granted in fiscal 2004 to the named executive officers.

Name	Number of Shares Underlying Options Granted (1)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date (2)		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
						5% ($)	10% ($)
Robert G. Matheny	21,111	11.7	38.51	2/19/14		511,282	1,295,688
Harold F. Monahan	8,586	4.8	38.51	2/19/14		207,942	526,966
Paul D. Fletcher	7,205	4.0	38.51	2/19/14		174,496	442,207
A. Catherine Lawler	5,619	3.1	38.51	2/19/14	(4)	(4)	(4)
Philip J. Pifer	60,000	33.3	36.40	7/9/14		1,373,506	3,480,734

(1)	All options granted to the named executive officers were granted under the 1999 Stock Option and Incentive Plan and are exercisable for shares of common stock. Each such option will vest with respect to one-fourth of the shares subject to the option on each of the first, second, third and fourth anniversaries of the date of grant.

(2)	The term of each option may not exceed ten years.
(3)	The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the option, assuming that the shares appreciate in value from the option grant date compounded annually until the end of the option term at the rate specified, 5% or 10%, and that the option is exercised and sold on the last day of the option term for the appreciated share price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the SEC and do not represent Trex Company’s estimate or projection of future prices of the shares. There is no assurance provided to any named executive officer or any other holder of common stock that the actual stock price appreciation over the term of the applicable options will be at the assumed 5% and 10% levels or at any other defined level.
(4)	Ms. Lawler’s employment terminated effective as of July 15, 2004. Under the terms of Ms. Lawler’s stock option agreement, all of the stock options she was granted in fiscal 2004 terminated as of the termination date of her employment.

Stock Option Exercises in Fiscal 2004

The following table sets forth information concerning stock options exercised in fiscal 2004 by the named executive officers and unexercised stock options held at the end of fiscal 2004 by the named executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Matheny	—	—	25,477	12,916	284,406	60,511
Harold F. Monahan	33,728	597,689	6,250	27,203	52,750	251,043
Paul D. Fletcher	15,000	426,150	11,494	17,625	195,788	258,980
A. Catherine Lawler (2)	6,250	36,562	—	—	—	—
Philip J. Pifer	—	—	—	60,000	—	141,000

(1)	Represents the difference between the exercise price and the closing price of the common stock on the New York Stock Exchange on December 31, 2004, which was the last trading day in fiscal 2004.
(2)	Ms. Lawler’s employment terminated effective as of July 15, 2004.

Severance Agreement

A. Catherine Lawler resigned from her position as Senior Vice President, Marketing of Trex Company effective as of July 15, 2004. Under the terms of her severance agreement with Trex Company dated as of July 15, 2004, and amended as of August 3, 2004, Ms. Lawler received, in addition to all salary and accrued vacation earned through the termination date of her employment, severance payments in the form of salary payments and health insurance coverage from July 15, 2004 through January 15, 2005. The severance agreement also provided that the additional salary benefits would be extended for up to an additional 26 weeks under specified circumstances. Ms. Lawler agreed to waive any claims she may have against Trex Company and not to compete with Trex Company for a period of three years following the termination of her employment.

Equity Compensation Plan Information

The following table sets forth the following information as of December 31, 2004 for (1) all equity compensation plans previously approved by Trex Company’s stockholders and (2) all equity compensation plans not previously approved by Trex Company’s stockholders:

•	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

•	the weighted average exercise price of such outstanding options, warrants and rights; and

•	other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	615,583	(2)	$31.19	709,881	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	615,583	(2)	$31.19	709,881	(3)

(1)	Consist of the 1999 Stock Option and Incentive Plan, the Outside Director Plan and the 1999 Employee Stock Purchase Plan.
(2)	Excludes 120,000 shares of restricted stock outstanding under the 1999 Stock Option and Incentive Plan as of December 31, 2004.
(3)	Represents 459,742 shares remaining available for future issuance under the 1999 Stock Option and Incentive Plan and 250,139 shares remaining available for future issuance under the 1999 Employee Stock Purchase Plan. Shares of common stock issuable under the Outside Director Plan are issued pursuant to the 1999 Stock Option and Incentive Plan. Up to 130,000 of the shares of common stock remaining available for future issuance pursuant to awards under the 1999 Stock Option and Incentive Plan may be issued pursuant to awards other than upon the exercise of an option, warrant or right.

Report of the Compensation Committee

The compensation committee of the Trex Company, Inc. board of directors, which is composed exclusively of independent directors, offers this report regarding its executive compensation policy and compensation program in effect for fiscal 2004 for Trex Company’s chief executive officer and other executive officers. This report, as well as the performance graph included in this proxy statement, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of Trex Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

Compensation Policy.    The overall goal of the committee is to develop attractive, flexible and competitive compensation plans, policies and practices that both support the attainment of Trex Company’s strategic business objectives and are aligned with shareholder interests. The committee uses the services of independent executive compensation consultants in developing and evaluating the effectiveness of Trex Company’s compensation plans to achieve these objectives and in assessing the competitiveness and appropriateness of the compensation opportunities being provided to its executive officers based on company performance.

The committee compares executive compensation levels for Trex Company’s chief executive officer and other executive officers to the compensation of executives employed by companies considered to be in Trex Company’s peer group. The peer group encompasses a broad group of manufacturing companies in the consumer products and home furnishings industries with comparable market capitalizations, including some of the companies in the peer group reflected in the performance graph included in this proxy statement. The committee also compares Trex Company’s short-term and long-term results to the performance of comparable companies when setting performance targets and evaluating results against those targets. The structure and benefits of Trex Company’s compensation program are intended to be competitive with other programs for similarly placed employees of comparably sized peer companies for comparable levels of performance. The committee generally seeks to set annual cash compensation levels in line with the median of the peer group and total direct compensation opportunities at approximately midway between the 50th and 75th percentiles of the peer group in order to have a larger portion of compensation in the form of equity incentives aligned with increases in shareholder value and linked to performance, to encourage stock ownership by executives, and to promote executive retention.

Trex Company’s executive compensation program for 2004 consisted of three elements, including a base salary, annual cash bonuses and long-term incentives in the form of stock option awards and other equity-based awards. Overall, these programs are intended to link executive compensation to Trex Company’s net income and growth. During 2004, the committee began a review of the executive compensation program to determine an appropriate response to the introduction of an accounting charge for stock options during 2005 and to strengthen the linkage of Trex Company’s annual and long-term incentive compensation opportunities to performance-based objectives. Changes in the program based on this review will be implemented in 2005. Under the revised program, the use of stock options will be reduced and the use of annual cash incentives and equity incentives based on Trex Company’s growth and the achievement of performance objectives will be increased.

Base Salary.    Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the executive, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at public companies in Trex Company’s peer group. Base salaries for executive officers are reviewed annually by the committee based upon, among other things, individual performance and responsibilities.

Annual Cash Bonuses.    Trex Company pays annual cash bonuses to its chief executive officer based upon the achievement of an earnings per share objective and to other executive officers based in part upon the achievement of an earnings per share objective. Executive officers have the opportunity to earn cash bonuses equal to a varying percentage of their base salary, depending upon the attainment of between 85% and 120% of the earnings per share objective for the fiscal year. If Trex Company exceeds 120% of the fiscal year objective, the compensation committee may award an additional bonus to its executive officers based on its evaluation of performance on other measures and progress in achieving Trex Company’s strategic performance objectives.

Trex Company’s diluted earnings per share for 2004 increased approximately 28% over its diluted earnings per share for 2003. Applying the bonus formula specified for fiscal 2004, the committee approved an annual bonus for the chief executive officer equal to 100% of his target annual bonus, and approved annual bonuses for the other executive officers as a group equal to 110% of their target annual bonuses.

Long-Term Incentive Compensation.    In determining the amount of stock option awards and other equity-based awards under the 1999 Stock Option and Incentive Plan, the committee considers each executive’s current performance and anticipated future contributions to Trex Company’s performance, as well as the amount and terms of the options and other equity-based awards previously granted to the executive by Trex Company. In fiscal 2005, but based on performance considerations for individual and company results in 2004, the committee approved the grant of stock options under the 1999 Stock Option and Incentive Plan for 10,773 shares of common stock to the chief executive officer and for a total of 9,971 shares of common stock to the other executive officers as a group. Based on the same considerations, the committee also approved the grant of 6,089 shares of restricted stock to the chief executive and a total of 5,635 shares of restricted stock to the other executive officers as a group.

All stock options granted to executive officers in fiscal 2004 and 2005 were non-qualified stock options with an exercise price that was equal to the fair market value of Trex Company’s common stock on the grant date. The stock options granted in fiscal 2005 based on 2004 performance were fully vested on the grant date. The options increase in value only to the extent of appreciation in the common stock, thereby providing a clear link to enhancement of stockholder value. The shares of restricted stock awarded to the executive officers for 2004 performance vest over a three-year period in three equal installments beginning on the first anniversary of the grant date.

Potential Effect of Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code of 1986 generally sets a limit of $1 million on the amount of compensation paid to executive employees (other than enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly traded company. The committee’s policy is to seek to qualify executive compensation for deductibility to the extent that such a policy is consistent with Trex Company’s overall objectives and executive compensation policy. Compensation attributable to stock options granted under the 1999 Stock Option and Incentive Plan currently is excluded from the $1 million limit as “qualified performance-based compensation” contained in applicable Treasury regulations. The committee believes that no compensation for fiscal 2004 is at risk of not being fully deductible.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Patricia B. Robinson

Paul A. Brunner

William H. Martin, III

Compensation Committee Interlocks and Insider Participation

The compensation committee of the board of directors consists of Patricia B. Robinson, who is the Chairman, Paul A. Brunner and William H. Martin, III. No member of the compensation committee was an officer or employee of Trex Company or any subsidiary of Trex Company during fiscal 2004. There are no interlock relationships as defined in the applicable SEC rules.

Certain Relationships and Related Transactions

During fiscal 2003, Trex Company entered into an agreement with Ferrari Consulting, LLC. Andrew U. Ferrari, who currently serves as a director of Trex Company and formerly served as Trex Company’s Executive Vice President of Marketing and Business Development, is the President, and beneficially owns more than 10% of the ownership interest, of Ferrari Consulting, LLC. Under the agreement, Mr. Ferrari performed consulting services relating to the development of new business opportunities for Trex Company. Pursuant to the agreement, Trex Company paid Ferrari Consulting, LLC an hourly fee for such consulting services and reimbursed Ferrari Consulting, LLC for certain expenses incurred in connection with the performance of its services. Approximately $6,900 was paid under the agreement in 2004. The agreement terminated on June 16, 2004.

Stockholder Return Performance Graph

The following graph and table show the cumulative total stockholder return on Trex Company’s common stock for the last five fiscal years compared to the Russell 2000 Index and the Standard and Poor’s 600 Building Products Index. The graph assumes $100 was invested on December 31, 1999 in (1) Trex Company common stock, (2) the Russell 2000 Index and (3) the S&P 600 Building Products Index, and assumes reinvestment of dividends and market capitalization weighting as of December 31, 1999, 2000, 2001, 2002, 2003 and 2004.

Comparison of Cumulative Total Return

Among Trex Company, Inc., Russell 2000 Index

and S&P 600 Building Products Index

APPROVAL OF TREX COMPANY, INC.

2005 STOCK INCENTIVE PLAN

(Proposal 2)

The stockholders of Trex Company are asked to consider and vote upon a proposal to adopt the Trex Company, Inc. 2005 Stock Incentive Plan (the “stock incentive plan” or the “plan”). Trex Company is seeking stockholder approval of the stock incentive plan to comply with NYSE stockholder approval requirements applicable to equity plans and so that awards under the plan may qualify under the exceptions to Section 162(m) of the Internal Revenue Code for “qualified performance-based compensation” and stock options granted under the plan may qualify as incentive stock options under the Internal Revenue Code.

Trex Company’s board of directors unanimously approved the stock incentive plan on March 8, 2005. The stock incentive plan amends and restates in its entirety the Trex Company, Inc. Amended and Restated 1999 Stock Option and Incentive Plan (the “1999 plan”), which was last approved by Trex Company’s stockholders at the annual meeting held on May 10, 2001.

The stock incentive plan will become effective, and will supersede and replace the 1999 plan as currently in effect with respect to future awards, if Trex Company stockholders approve the stock incentive place at this annual meeting. If stockholders do not approve the stock incentive plan, the 1999 plan as currently in effect will remain in full force and effect in accordance with its terms, and the stock incentive plan will be null and void.

No awards under the stock incentive plan have been granted or will be granted unless and until the plan is approved by stockholders at this annual meeting. The granting of awards under the stock incentive plan thereafter will be within the discretion of the compensation committee. Accordingly, it is not possible as of the date of this proxy statement to determine the nature or amount of any such awards that may be subject to future grants to Trex Company’s executive officers, other employees, directors or other participants in the plan.

Summary of Material Provisions of the Stock Incentive Plan

A copy of the stock incentive plan is included as Appendix A to this proxy statement. The following summary of the material provisions of the stock incentive plan below is qualified in its entirety by the complete text of the stock incentive plan.

Purpose and Eligibility.    The purpose of the stock incentive plan is to enhance Trex Company’s ability to attract and retain highly qualified officers, key employees, outside directors and other persons to serve Trex Company and its affiliates and to expend maximum effort to improve the business results and earnings of Trex Company, by providing to such officers, key employees, outside directors and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of Trex Company. To achieve these purposes, the stock incentive plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and unrestricted stock, which are referred to collectively as “awards.”

Awards may be granted under the stock incentive plan to officers, directors (including non-employee directors) and other employees of Trex Company or any subsidiary thereof, to any adviser, consultant or other provider of services to Trex Company (and any employee thereof), and to any other individuals who are approved by the board of directors as eligible to participate in the stock incentive plan. Only employees of Trex Company or any subsidiary thereof are eligible to receive incentive stock options (as defined below).

Effective Date and Term.    If approved by stockholders at this annual meeting, the stock incentive plan will become effective on the date of stockholder approval. The stock incentive plan will terminate on the tenth anniversary of its effective date.

Administration, Amendment and Termination.    The stock incentive plan may be administered by the board of directors or a duly authorized committee of the board. The plan will be administered by the compensation committee. The compensation committee will have the authority to interpret the stock incentive plan, determine the terms and conditions of awards and make all other determinations necessary or advisable for the administration of the stock incentive plan. It is intended that the members of the compensation committee will be “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

The board of directors, at any time and from time to time, may amend, suspend or terminate the stock incentive plan with respect to any shares of common stock as to which awards have not been made. No such action may amend the stock incentive plan without the approval of Trex Company’s stockholders if the amendment would materially increase the benefits under the plan or if the amendment is required to be submitted for stockholder approval by applicable law, rule or regulation, including rules of the NYSE. Without the consent of the participant or except as otherwise provided in the stock incentive plan or in any agreement evidencing the grant of an award, no amendment, suspension or termination of the stock incentive plan may alter or impair any right or obligation under any outstanding award.

Awards.    Awards under the stock incentive plan may be made in the form of:

•	stock options, which may be either incentive stock options or non-qualified stock options;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights;

•	unrestricted stock; or

•	any combination of the foregoing.

An “incentive stock option” is an option which meets the requirements of Section 422 of the Internal Revenue Code, and a “non-qualified stock option” is an option which does not meet such requirements. “Restricted stock” is an award of common stock on which are imposed restricted periods and restrictions which subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Internal Revenue Code. “Restricted stock units” are awards which represent a conditional right to receive shares of common stock in the future and which are subject to the same types of restrictions and risk of forfeiture as restricted stock. A “stock appreciation right,” or “SAR,” is a right to receive upon exercise, in the form of common stock, cash or a combination thereof, the excess of the fair market value of one share of common stock on the exercise date over the grant price of such SAR. “Unrestricted stock” is an award of common stock that is free of restrictions other than those imposed pursuant to federal or state securities laws.

Shares Subject to the Stock Incentive Plan.    Subject to adjustment as described below, the total number of shares of common stock available for issuance under the stock incentive plan is 2,150,000 shares. Under the 1999 plan, which is amended and restated by the stock incentive plan, the total number of shares of common stock available for issuance is 1,400,000 shares. Accordingly, this amendment of the 1999 plan will increase the total number of shares available for issuance by 750,000 shares. Under the 1999 plan as of December 31, 2004, there were a total of 459,742 shares of common stock remaining for future issuance. Shares issued under the stock incentive plan may be authorized but unissued shares, treasury shares, or issued and outstanding shares that are purchased in the open market.

Any shares granted under the stock incentive plan which are forfeited to Trex Company because of the failure to meet an award contingency or condition will again be available for issuance pursuant to new awards. Any shares covered by an award, or portion of an award, granted under the plan which is forfeited or canceled, expires or is settled in cash will be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the plan.

If any stock option is exercised by tendering shares (or if shares are withheld to satisfy tax withholding obligations in connection with such exercise), either actually or by attestation, to Trex Company as full or partial payment in connection with the exercise of a stock option under the stock incentive plan or any prior plan of Trex Company, only the number of shares issued net of the shares tendered will be deemed issued for purposes of determining the maximum number of shares available for issuance under the plan. Shares issued under the stock incentive plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards resulting from the acquisition of another entity will not reduce the maximum number of shares available for issuance under the plan. In the case of an SAR, only the actual number of shares issued upon exercise of the SAR will be deemed issued for purposes of determining the maximum number of shares available for issuance under the plan.

The number of shares reserved for issuance will be increased by the number of any shares that are repurchased by Trex Company with option proceeds in respect of the exercise of a stock option, except that the number of shares contributed to the number of shares reserved in respect of the use of option proceeds for repurchase may not be greater than the number obtained by dividing the amount of such option proceeds by the fair market value of the common stock on the date of exercise of the applicable option. For this purpose, “option proceeds” means, with respect to an option, the sum of the option price paid in cash, if any, to purchase shares under such option, plus the value of all federal, state and local tax deductions to which Trex Company is entitled with respect to the exercise of such option, determined using the highest federal tax rate applicable to corporations and a blended tax rate for state and local taxes based on the jurisdictions in which Trex Company does business and giving effect to the deduction of state and local taxes for federal tax purposes.

The stock incentive plan has a number of additional limitations on the shares reserved for issuance. A maximum of 2,150,000 shares may be issued pursuant to incentive stock options. No participant may be awarded options or SARs for more than 150,000 shares in any calendar year, except that the annual limit for newly hired employees is 300,000 shares. A maximum of 75,000 shares of restricted stock, or shares represented by restricted stock units, or unrestricted stock that are earned based on the achievement of performance objectives may be awarded to any participant in any calendar year, unless the participant is a newly hired employee, in which case the annual limit is 300,000 shares. The foregoing share limitations are subject to adjustment as described below.

Terms and Conditions of Options.    An option granted under the stock incentive plan is exercisable only to the extent that it is vested on the date of exercise. No option may be exercisable more than ten years from the option grant date (or 11 years if the optionee terminates employment or other service due to death in the tenth year of the option term), or five years in the case of an incentive stock option granted to a person who owns more than 10% of the total combined voting power of all classes of stock of Trex Company or any subsidiary thereof (a “ten percent stockholder”).

The exercise price per share (the “option price”) under each option granted under the stock incentive plan may not be less than 100% (110% in the case of an incentive stock option granted to a ten percent stockholder) of the fair market value of the common stock on the option grant date. The common stock currently is listed on the New York Stock Exchange. For so long as the common stock remains listed on the NYSE, the fair market value of the common stock will be the closing price of the common stock as reported on the NYSE on the option grant date. If there is no closing price reported on the option grant date, the fair market value will be deemed equal to the closing price as reported on the NYSE for the last preceding date on which sales of the common stock were reported. In the event that the shares of common stock are listed on more than one established stock exchange, the fair market value will be the closing price of a share of common stock reported on the exchange that trades the largest volume of shares on the option grant date. If the common stock is not at the time listed or admitted to trading on a stock exchange, fair market value will be the mean between the lowest reported bid price and highest reported asked price of the common stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the board of directors and regularly reporting the market price of common stock in such market. If the common stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, fair market value will be as determined in good faith by the board of directors.

Except upon the occurrence of a merger or other transaction described below, no amendment or modification may be made to an outstanding option which reduces the option price, either by lowering the option price or by canceling the outstanding option and granting a replacement option with a lower option price.

Payment of the option price for shares purchased pursuant to the exercise of an option may be made (1) in cash or in cash equivalents acceptable to Trex Company, (2) to the extent permitted by law and at the discretion of the compensation committee, through the tender to Trex Company of shares of common stock (which shares, if acquired from Trex Company, must have been held for at least six months prior to such tender if necessary to avoid negative accounting treatment, or such shorter period as the compensation committee may approve, and will be valued at their fair market value on the date of exercise), or (3) to the extent permitted by law and at the discretion of the compensation committee, by a combination of the foregoing methods.

In the case of incentive stock options, the aggregate fair market value of the common stock (determined on the option grant date) with respect to which such options are exercisable for the first time during any calendar year may not exceed $100,000.

Incentive stock options are non-transferable during the optionee’s lifetime. To the extent permitted by the compensation committee, non-qualified stock options may be transferred to the spouse, children, grandchildren, parents and siblings of the optionee, to trusts for the exclusive benefit of such family members, or to partnerships or limited liability companies in which such family members are the only partners or members.

Each option will become vested and exercisable at such times and under such conditions as the compensation committee may approve consistent with the terms of the plan.

Unless otherwise provided by the compensation committee, the following provisions of the stock incentive plan will govern termination of options in the circumstances described below. Upon termination of a participant’s employment or other relationship with Trex Company, other than by reason of death, permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) or retirement, all unvested options held by such participant will terminate immediately and all vested options not exercised will terminate 90 days following the date of termination of employment or other relationship. If a participant dies while employed or providing services to Trex Company, terminates his employment or other relationship with Trex Company by reason of permanent and total disability (as defined above) or retires, all options held by such participant which have not previously terminated will fully vest and will be exercisable for two years thereafter, in the case of death, or for three years thereafter, in the case of disability or retirement. The plan defines “retirement” for purposes of the termination provisions of the affected types of awards to mean termination of employment on or after age 65.

Terms and Conditions of Restricted Stock and Restricted Stock Units.    Subject to the provisions of the stock incentive plan, the compensation committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, the purchase price, if any, for the common stock subject to the award, and, with respect to restricted stock units, whether the participant will receive the dividends and other distributions paid with respect to the award as declared and paid to the holders of the common stock during the restricted period. Awards of restricted stock and restricted stock units may be subject to satisfaction of corporate or individual performance objectives. Such performance objectives may be stated either on an absolute or relative basis and may be based on one or more of the following business criteria:

•	earnings per share;

•	total stockholder return;

•	operating earnings;

•	growth in assets;

•	return on equity;

•	return on capital;

•	market share;

•	stock price;

•	net income;

•	cash flow;

•	sales growth (in general, by type of product and by type of customer);

•	retained earnings;

•	completion of acquisitions;

•	completion of divestitures and asset sales;

•	cost or expense reductions;

•	introduction or conversion of product brands;

•	achievement of specified management information systems objectives; and

•	any combination of any of the foregoing business criteria.

The restrictions and the restricted period, which generally will be a minimum of three years, may differ with respect to each participant. An award will be subject to forfeiture if certain events specified by the compensation committee occur prior to the lapse of the restrictions.

Unless otherwise provided by the compensation committee, the following provisions of the stock incentive plan will govern termination of restricted stock and restricted stock unit awards in the circumstances described below. Any restricted stock or restricted stock units held by a participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited upon the termination of such participant’s employment or other relationship with Trex Company other than by reason of the participant’s death, permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) or retirement. If a participant dies while employed or providing services to Trex Company or terminates his relationship with Trex Company by reason of permanent and total disability (as defined above) or retirement, all restricted stock and restricted stock units held by such participant will fully vest if vesting is based solely on continued service or, if vesting is based in whole or in part on performance, will be immediately forfeited to the extent not yet vested.

Awards of restricted stock and restricted stock units are nontransferable.

Terms and Conditions of Stock Appreciation Rights.    SARs may be granted in conjunction with all or a part of any option granted under the stock incentive plan. The compensation committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including exercise based on achievement of performance objectives or future service requirements), the time or times at which and the circumstances under which an SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, whether or not an SAR will be in tandem or in combination with any other grant, and any other terms and conditions of any SAR. Exercisability of SARs may be subject to achievement of one or more of the same performance objectives that apply to awards of restricted stock or restricted stock units, as described above.

Upon exercise of an SAR, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one share of common stock on the exercise date over the grant price of such SAR, as determined by the compensation committee. The grant price of an SAR may not be less than the fair market value of a share of common stock on the grant date. Except upon the occurrence of a merger or other transaction described below, no amendment or modification may be made to an outstanding SAR which reduces the SAR grant price, either by lowering the SAR grant price or by canceling the outstanding SAR and granting a replacement SAR with a lower SAR grant price.

An SAR granted under the stock incentive plan will terminate upon the expiration of ten years from the grant date (or 11 years if the holder terminates employment or other service due to death in the tenth year of the SAR term), or under such circumstances and on such earlier date as may be fixed by the compensation committee.

Unless otherwise provided by the compensation committee, the following provisions of the stock incentive plan will govern termination of SARs in the circumstances described below. Upon termination of a participant’s employment or other relationship with Trex Company, other than by reason of death, permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) or retirement, all unvested SARs held by such participant will terminate immediately and all vested SARs not exercised will terminate 90 days following the date of termination of employment or other relationship. If a participant dies while employed or providing services to Trex Company, terminates his employment or other relationship with Trex Company by reason of permanent and total disability (as defined above) or retires, all SARs held by such participant which have not previously terminated will fully vest and will be exercisable for two years thereafter, in the case of death, or for three years thereafter, in the case of disability or retirement.

To the extent permitted by the compensation committee, SARs may be transferred to the spouse, children, grandchildren, parents and siblings of the holder, to trusts for the exclusive benefit of such family members, or to partnerships or limited liability companies in which such family members are the only partners or members.

SARs issued in connection with incentive stock options are required to meet additional conditions.

Terms and Conditions of Unrestricted Stock.    The compensation committee may award unrestricted stock (or sell unrestricted stock at par value or such other higher purchase price determined by the compensation committee) free of restrictions other than those required under federal or state securities laws. Awards of unrestricted stock may be made in respect of past services or other valid consideration, in lieu of any cash compensation due to eligible persons, or in satisfaction of a performance share award settled in unrestricted stock earned based on the satisfaction of one or more of the performance objectives described above with respect to awards of restricted stock and restricted stock units.

Dividend Equivalents.    The compensation committee is authorized to grant dividend equivalents to a participant in connection with an award under the stock incentive plan. Dividend equivalents will entitle the participant to receive cash, common stock or other property equal in value to dividends paid, or other periodic payments made, with respect to a specified number of shares of common stock. Dividend equivalents may be paid or distributed when accrued or will be deemed to have been reinvested in additional common stock, in awards under the stock incentive plan or in other investment vehicles, and will be subject to such restrictions on transferability and risks of forfeiture as the compensation committee may specify.

Adjustment of Shares Subject to Stock Incentive Plan.    In the event that any dividend or other distribution (whether in the form of cash, common stock or other property), recapitalization, stock split, stock combination or other change in Trex Company’s corporate structure affects the common stock in such a manner that an adjustment is determined by the compensation committee to be appropriate to prevent dilution or enlargement of the rights of participants, the compensation committee may adjust, among other award terms, the number and kind of shares which may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award. In such circumstances, the compensation committee also may make provision for the payment of cash or other property in respect of any outstanding award.

Effect of Merger and Other Transactions.    Upon the occurrence of certain transactions specified in the stock incentive plan, except as described below, (1) all outstanding options and SARs will become immediately exercisable for a period of 15 days immediately prior to consummation of the applicable transaction and (2) all outstanding awards of restricted stock and restricted stock units will be deemed to have vested, and all restrictions and conditions applicable to such awards will be deemed to have lapsed, immediately prior to the scheduled consummation of the applicable transaction. The foregoing effects will result upon the dissolution or liquidation of Trex Company, upon a merger, consolidation or reorganization of Trex Company with one or more other entities in which Trex Company is not the surviving entity, upon a sale of substantially all of the assets of Trex Company to another entity, or upon any transaction (including a merger or reorganization in which Trex Company is the surviving entity) approved by the board of directors that results in any person or entity (or person or entities acting as a group or otherwise in concert) owning 80% or more of the combined voting power of all classes of securities of Trex Company. The foregoing provisions of the stock incentive plan will not apply to outstanding awards in respect of any transaction if (1) the awards are assumed in such transaction, or new awards made in substitution therefor, with appropriate adjustments to the exercise prices and other terms of such awards, or (2) the board of directors determines that the foregoing provisions will not apply to such transaction.

The compensation committee may provide in any agreement under the stock incentive plan for accelerated vesting or exercisability of an award upon the occurrence of specified events, including a change of control of Trex Company (as defined in any such agreement).

Section 162(m) of Internal Revenue Code.    The stock incentive plan contains provisions required for awards under the plan to qualify under the exception to Section 162(m) of the Internal Revenue Code for “qualified performance-based compensation” if the requirements of the exception are otherwise satisfied. Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. However, there is no limitation under the Internal Revenue Code on the deductibility of “qualified performance-based compensation.” To satisfy this definition, (1) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals, (2) the performance goal under which compensation is paid must be established by a compensation committee composed solely of two or more directors who qualify as “outside directors” for purposes of the exception, (3) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation in a separate vote before payment is made, and (4) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were satisfied.

In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if (1) the grant or award is made by the compensation committee, (2) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted to an employee during a specified period, and (3) under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant. Under the Internal Revenue Code, a director is an “outside director” if the director is not a current employee of the corporation, is not a former employee who receives compensation for prior services (other than under a qualified retirement plan), has not been an officer of the corporation, and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from the corporation in any capacity other than as a director.

In the case of compensation attributable to other types of awards under the stock incentive plan, the performance goal requirement is deemed satisfied if vesting of such awards is subject to achievement of performance objectives based on objective business criteria. The business criteria specified in the stock incentive plan may be stated either on an absolute or relative basis and include one or more of the criteria set forth above under “Terms and Conditions of Restricted Stock and Restricted Stock Units.” The compensation committee is authorized to determine the specific performance goals that will apply and the manner in which such goals are calculated. The compensation committee may grant awards with vesting based upon criteria other than those specified above, but such awards would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m).

Resales of Shares by Participants.    Shares of common stock issued pursuant to the stock incentive plan will be eligible for sale by the participants in the public market without restriction under the Securities Act of 1933, except that any shares purchased by an “affiliate” of Trex Company (as that term is defined in Rule 144 under the Securities Act) will be subject to the resale limitations of Rule 144.

A participant that is an affiliate of Trex Company may sell in the public market the shares issued to such participant only in accordance with the limitations and conditions of Rule 144, other than the holding period condition. In general, Rule 144 provides that any such person (or persons whose shares are aggregated) is entitled to sell within any three-month period the number of shares that does not exceed the greater of (1) 1% of the then-outstanding shares of common stock and (2) the reported average weekly trading volume of the then-outstanding shares of common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the SEC. Sales under Rule 144 by affiliates also are subject to certain provisions relating to the manner and notice of sale and the availability of current public information about Trex Company.

Federal Income Tax Consequences of Incentive Stock Options.    An option holder will not realize taxable income upon the grant of an incentive stock option under the stock incentive plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules applicable to non-incentive stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made at least two years after the date the incentive stock option was granted and at least one year after the date the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date the option was exercised over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, Trex Company will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, Trex Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment would not apply if the option holder acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that had expired with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be treated for tax purposes as if the option holder had paid the exercise price for the incentive stock option in cash.

Federal Income Tax Consequences of Non-Qualified Stock Options.    An option holder will not realize taxable income upon the grant of a non-qualified stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. Trex Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if Trex Company complies with applicable reporting requirements and Section 162(m) of the Internal Revenue Code.

An option holder who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the option is exercised by the family member. The option holder will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares will be the fair market value of the shares on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be eligible for inclusion in the option holder’s estate for estate tax purposes.

If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option, and the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Federal Income Tax Consequences of Restricted Stock and Restricted Stock Units.    A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the common stock is subject to restrictions (that is, such restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. Trex Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year the grantee is taxed on the income, subject to Section 162(m) of the Internal Revenue Code.

A distribution of common stock in payment of a restricted stock unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received. Trex Company is entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences of Stock Appreciation Rights.    The grant of SARs will not result in taxable income to the participant or a deduction to Trex Company. Upon exercise of an SAR, the participant will recognize ordinary income, and Trex Company will have a corresponding deduction in an amount equal to the cash or the fair market value of the common stock received by the participant. If a participant allows an SAR to expire, other than as a result of exercise of the related option, the Internal Revenue Service may contend that the participant will have taxable income in the year of expiration equal to the amount of cash or the fair market value of the common stock which the participant would have received if such participant had exercised the SAR immediately before it expired. Trex Company would be entitled to a deduction equal to the amount of any compensation income taxable to the participant, subject to Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences of Unrestricted Stock.    A holder of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. Trex Company will be entitled to deduct the amount of such compensation, subject to Section 162(m) of the Internal Revenue Code.

Upon the holder’s disposition of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for at least one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding.    Payment of the taxes imposed on awards may be made by withholding from payments otherwise due and owing to the holder.

Approval of Proposal 2

For Delaware law purposes, approval of the stock incentive plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Under the rules of the NYSE, this proposal must be approved by a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the total number of votes that may be cast by holders of the shares of common stock outstanding and entitled to vote at the annual meeting.

The board of directors unanimously recommends that the stockholders of Trex Company vote FOR approval of the Trex Company, Inc. 2005 Stock Incentive Plan.

APPROVAL OF TREX COMPANY, INC.

MATERIAL TERMS FOR PAYMENT OF

ANNUAL EXECUTIVE INCENTIVE COMPENSATION

(Proposal 3)

The stockholders of Trex Company are asked to consider and vote upon a proposal to approve the material terms for the payment of annual incentive compensation to Trex Company’s most highly compensated executive officers under Trex Company’s annual incentive plan. If the stockholders approve this proposal, the compensation paid pursuant to such material terms will be fully deductible by Trex Company under Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and four other most highly compensated officers, as determined in accordance with the applicable rules under the Securities Exchange Act. However, under the Internal Revenue Code there is no limitation on the deductibility of “qualified performance-based compensation.” Qualified performance-based compensation by Trex Company must be paid solely on account of the attainment of one or more objective performance goals established in writing by the compensation committee while the attainment of such goals is substantially uncertain. Performance goals may be based on one or more business criteria that apply to an individual, a business unit or Trex Company as a whole, but need not be based on an increase or positive result under the business criteria selected. The compensation committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if the performance goal is attained. Stockholders must approve the types of performance goals and the maximum amount that may be paid to covered executive officers or the formula used to calculate this amount.

Any executive officer of Trex Company is eligible to be selected by the compensation committee for participation in the annual incentive plan. Payment of an annual incentive to an executive officer under the plan will be contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the compensation committee for a covered executive officer for each performance period, which is generally Trex Company’s taxable year. Performance goals will be based on one or more of the following business criteria, which may be stated either on an absolute or relative basis:

•	earnings per share;

•	total stockholder return;

•	operating earnings;

•	growth in assets;

•	return on equity;

•	return on capital;

•	market share;

•	stock price;

•	net income;

•	cash flow;

•	sales growth (in general, by type of product and by type of customer);

•	retained earnings;

•	completion of acquisitions;

•	completion of divestitures and asset sales;

•	cost or expense reductions;

•	introduction or conversion of product brands;

•	achievement of specified management information systems objectives; and

•	any combination of any of the foregoing business criteria.

The maximum annual incentive award that may be granted to any covered executive officer based on attainment of the performance goals established by the compensation committee is $2 million.

It is the compensation committee’s policy to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with Trex Company’s overall objectives in attracting, motivating and retaining its executives. The compensation committee from time to time may approve payment of discretionary annual incentive compensation based on business criteria other than the pre-established performance goals. Any such discretionary compensation would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m).

The annual incentive compensation that would be payable in the future based on the performance goals described above cannot be determined, because the payment of such compensation would be contingent upon attainment of the pre-established performance goals, the maximum amount of such compensation would depend on Trex Company’s performance for the applicable performance period, and the actual annual incentive compensation to a covered executive officer may reflect exercise of the compensation committee’s discretion to reduce the annual incentive compensation otherwise payable upon attainment of the performance goal.

Approval of Proposal 3

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting.

The board of directors unanimously recommends that the stockholders of Trex Company vote FOR approval of the foregoing material terms for payment of annual executive incentive compensation.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 4)

The audit committee of the board of directors has appointed Ernst & Young LLP as Trex Company’s independent registered public accounting firm for Trex Company’s fiscal year ending December 31, 2005. The board of directors is submitting this appointment for stockholder ratification at the annual meeting.

A representative of Ernst & Young will attend the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Trex Company’s bylaws do not require that stockholders ratify the appointment of Ernst & Young as Trex Company’s independent registered public accounting firm. Trex Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young, the audit committee will reconsider whether or not to retain Ernst & Young as Trex Company’s independent registered public accounting firm, but may determine to do so. Even if the appointment of Ernst & Young is ratified by the stockholders, the audit committee may change the appointment at any time if it determines that a change would be in the best interests of Trex Company and its stockholders.

Approval of Proposal 4

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting.

The board of directors unanimously recommends that the stockholders of Trex Company vote FOR the ratification of the appointment of Ernst & Young LLP as Trex Company’s independent registered public accounting firm for the 2005 fiscal year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

Ernst & Young LLP served as Trex Company’s independent auditors for Trex Company’s 2004 and 2003 fiscal years. The following sets forth the aggregate fees billed by Ernst & Young to Trex Company for the fiscal years ended December 31, 2004 and 2003.

	2004	2003
Audit services	$667,000	$252,500
Audit-related services	40,800	40,300
Tax services	276,700	73,100
All other services	123,800	97,500

Total	$1,108,300	$463,400

The audit committee considered whether Ernst & Young’s provision of non-audit-related services is compatible with maintaining Ernst & Young’s independence.

Audit Services.    Audit services include services performed by Ernst & Young to comply with generally accepted auditing standards related to the audit and review of Trex Company’s financial statements. The audit fees shown above for the 2004 and 2003 fiscal years were incurred principally for services rendered in connection with the audit of Trex Company’s consolidated financial statements and associated SEC filings and, for the 2004 fiscal year, the issuance of reports and opinions on Trex Company’s internal control over financial reporting and on management’s assessment of the effectiveness of Trex Company’s internal control over financial reporting.

Audit-Related Services.    Audit-related services include assurance and related services that are traditionally performed by independent auditors. The audit-related fees shown above for the 2004 and 2003 fiscal years were incurred in connection with audits of Trex Company’s employee benefit plans and accounting consultations.

Tax Services.    Tax services include services performed by Ernst & Young’s tax department, except those services related to audits. The tax fees shown above were incurred in connection with the preparation of Trex Company’s tax returns and corporate tax consultations.

All Other Services.    Amounts shown above as “all other services” for the 2004 and 2003 fiscal years relate to services provided by a foreign law practice affiliated with Ernst & Young in connection with Trex Company’s joint venture interest in Denplax, S.A. and its Spanish subsidiary, Trex Wood-Polymer Espana, S.L. As of April 2004, in accordance with SEC regulations, Ernst & Young discontinued the provision of these services to Trex Company.

Pre-Approval Policy

The audit committee pre-approves all audit and permissible non-audit services provided by Trex Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The audit committee also may pre-approve particular services on an engagement-by-engagement basis.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm. The audit committee has the authority to delegate pre-approval authority to a subcommittee of the audit committee consisting of one or more of its members.

All services provided to Trex Company by Ernst & Young LLP during fiscal 2004 were pre-approved by the audit committee in accordance with this policy.

REPORT OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF TREX COMPANY, INC.

The audit committee of the Trex Company board of directors is a standing committee composed of three non-employee directors who meet the independence and expertise requirements of the listing standards of the New York Stock Exchange. Further, pursuant to the rules of the Securities and Exchange Commission, the board of directors has determined that Paul A. Brunner qualifies as an “audit committee financial expert.” The audit committee operates under a written charter that is reviewed annually.

During 2004, the audit committee reviewed with Trex Company’s financial managers, the internal auditors and Ernst & Young LLP (“Ernst & Young”), Trex Company’s independent registered public accounting firm, the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation of Trex Company’s system of internal control, the quality of Trex Company’s financial reporting, and Trex Company’s process for legal and regulatory compliance. The audit committee also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Management is responsible for Trex Company’s system of internal control, the financial statements and the financial reporting process, and the assessment of the effectiveness of internal control over financial reporting. Ernst & Young is responsible for performing an integrated audit and issuing reports and opinions on the following: (1) Trex Company’s consolidated financial statements; (2) Trex Company’s internal control over financial reporting; and (3) management’s assessment of the effectiveness of Trex Company’s internal control over financial reporting. As provided in its charter, the audit committee’s responsibilities include monitoring and overseeing these processes.

Consistent with this oversight responsibility, Ernst & Young reports directly to the audit committee. The audit committee appointed Ernst & Young as Trex Company’s independent registered public accounting firm and approved the firm’s compensation.

The audit committee discussed with Ernst & Young the matters required to be discussed by the New York Stock Exchange, the Securities and Exchange Commission, the Public Company Accounting Oversight Board, and the American Institute of Certified Public Accountants’ Statement on Auditing Matters No. 61, Communication with Audit Committee, as amended by Statement on Auditing Standards No. 19, Audit Committee Communications. In addition, the audit committee has received from Ernst & Young the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young the firm’s independence from Trex Company and its management.

In reliance on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, the inclusion of the audited financial statements in Trex Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

William F. Andrews

Paul A. Brunner

William H. Martin, III

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Trex Company’s directors and executive officers and persons who own more than 10% of a registered class of Trex Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Trex Company. The reporting persons are required by rules of the SEC to furnish Trex Company with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to Trex Company for fiscal 2004 or written representations that no other reports were required, Trex Company believes that, except as described below, the foregoing reporting persons complied with all filing requirements for fiscal 2004. In fiscal 2004, Paul A. Brunner, a director, did not file on a timely basis one report with respect to an award of stock options for 87 shares; William H. Martin, III, a director, did not file on a timely basis one report with respect to an award of stock options for 175 shares; Anthony J. Cavanna, a director, did not file on a timely basis one report with respect to the sale of 4,487 shares pursuant to a plan under Securities Exchange Act Rule 10b5-1; Andrew U. Ferrari, a director, did not file on a timely basis one report with respect to an award of stock options for 233 shares, one report with respect to the sale of 5,000 shares pursuant to a plan under Securities Exchange Act Rule 10b5-1, and one report with respect to the sale of an additional 5,000 shares; and Robert G. Matheny, Chairman and Chief Executive Officer, did not file on a timely basis one report with respect to the purchase of 120 shares and one report with respect to the sale of 4,000 shares pursuant to a plan under Securities Exchange Act Rule 10b5-1.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2006

Pursuant to Rule 14a-8 under the Securities Exchange Act, stockholder proposals to be included in the proxy statement for Trex Company’s annual meeting of stockholders in 2006 must be received by the Secretary of Trex Company at Trex Company’s offices at 160 Exeter Drive, Winchester, Virginia 22603-8605, no later than November 27, 2005. The submission by a stockholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

Under Trex Company’s bylaws, notice of proposals by stockholders to be brought before any annual or special meeting generally must be delivered to Trex Company no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice under the bylaws must include the following information: (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend Trex Company’s bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (2) as to the stockholder giving the notice and the beneficial owner, if any, of common stock on whose behalf the proposal is made, (a) the name and address of record of such stockholder and the name and address of such beneficial owner, (b) the class and number of shares of Trex Company’s capital stock which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of Trex Company’s capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such business and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of Trex Company’s outstanding capital stock required to adopt the proposal or (B) otherwise solicit proxies from stockholders in support of such proposal.

The foregoing provisions of Trex Company’s bylaws concerning notice of proposals by stockholders are not intended to affect any rights of stockholders to request inclusion of proposals in Trex Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act.

OTHER MATTERS

The board of directors does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

Lynn E. MacDonald

Secretary

Dated: March 25, 2005

Appendix A

TREX COMPANY, INC.

2005 STOCK INCENTIVE PLAN

i

ii

TREX COMPANY, INC.

2005 STOCK INCENTIVE PLAN

Trex Company, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of the Trex Company, Inc. 2005 Stock Incentive Plan (the “Plan”), formerly known as the Trex Company, Inc. Amended and Restated 1999 Stock Option and Incentive Plan, as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, key employees, outside directors and other persons, and to motivate such officers, key employees, outside directors and other persons to serve the Company and its affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, outside directors and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock, restricted stock units, unrestricted stock and stock appreciation rights in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and all Service Providers shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.	“Affiliate” of, or person “affiliated” with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act.

2.2.	“Amendment and Restatement Date” means the date on which the Plan, as herein amended and restated and adopted by the Board on March 8, 2005, is approved by the Company’s stockholders.

2.3.	“Award Agreement” means the stock option agreement, restricted stock agreement, restricted stock unit agreement, stock appreciation right agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.4.	“Board” means the Board of Directors of the Company.

2.5.	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.6.	“Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any affiliate of the Company.

2.7.	“Company” means Trex Company, Inc., a Delaware corporation.

2.8.	“Effective Date” means the date designated by the Board in its resolution adopting the Plan.

2.9.	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.10.

“Fair Market Value” means the closing price of a share of Stock reported on the New York Stock Exchange (“NYSE”) on the date Fair Market Value is being determined, provided that if there should be no closing price reported on such date, the Fair Market Value of a share of Stock on such date shall be deemed equal to the closing price as reported by the NYSE for the last preceding date on which sales of shares were reported. Notwithstanding the foregoing, in the event that the shares of Stock are listed upon more than one established stock exchange, Fair Market Value means the closing price of a share of Stock reported on the exchange that trades the largest volume of shares on such date. If the Stock is not at the time listed or admitted to trading on a stock exchange, Fair Market Value means the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Board and regularly reporting the market price of Stock in such market. If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, Fair Market Value shall be as determined in good faith by the Board.

2.11.	“Grant” means an award of an Option, Restricted Stock, Restricted Stock Unit, Unrestricted Stock, or Stock Appreciation Right under the Plan.

2.12.	“Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a Grant or (ii) such other date as may be specified by the Board or such Committee.

2.13.	“Grantee” means a person who receives or holds an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Unrestricted Stock under the Plan.

2.14.	“Immediate Family Members” means the spouse, children, grandchildren, parents and siblings of the Grantee.

2.15.	“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code.

2.16.	“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.17.	“Option Price” means the purchase price for each share of Stock subject to an Option.

2.18.	“Outside Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.19.	“Plan” means this Trex Company, Inc. 2005 Stock Incentive Plan (formerly known as the Trex Company, Inc. Amended and Restated 1999 Stock Option and Incentive Plan), as amended from time to time.

2.20.	“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.21.	“Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to Section 11.2 hereof.

2.22.	“Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 11 hereof, that are subject to restrictions and to a risk of forfeiture.

2.23.	“Restricted Stock Unit” means a unit awarded to a Grantee pursuant to Section 11 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

2.24.	“Retirement” means termination of employment with the Company and its Subsidiaries on or after age 65.

2.25.	“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.26.	“Service Provider” means a consultant or adviser to the Company, a manager of the Company’s properties or affairs, or other similar service provider or Affiliate of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Board pursuant to Section 6 hereof.

2.27.	“Stock” means the common stock, par value $0.01 per share, of the Company.

2.28.	“Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9 hereof.

2.29.	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.30.	“Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.31.	“Unrestricted Stock” means an award of Stock granted to a Grantee pursuant to Section 12 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation, bylaws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation, bylaws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive. As permitted by law, the Board may delegate its authority under the Plan to a member of the Board or an executive officer of the Company; provided, however, that, unless otherwise provided by resolution of the Board, only the Board or the Committee may make a Grant to an executive officer of the Company and establish the number of shares of Stock that may be subject to Grants with respect to any fiscal period.

3.2.	Committee.

The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 hereof and in other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation, bylaws and applicable law. In the event that the Plan, any Grant or any Award Agreement provides for any action to be taken or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 3.2. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. As permitted by law, the Committee may delegate the authority delegated to it under the Plan to a member of the Board of Directors or an executive officer of the Company; provided, however, that, unless otherwise provided by the Board, only the Board or the Committee may make a Grant to a Reporting Person of the Company and establish the number of shares of Stock that may be subject to Grants during any fiscal period.

3.3.	Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the types of Grants to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant, including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof, including lapse relating to a change in control of the Company) relating to the vesting, exercise, transfer or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options, (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to make Grants alone, in addition to, in tandem with, or in substitution or exchange for any other Grant or any other award granted under another plan of the Company or a Subsidiary. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy or custom. As a condition to any subsequent Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company any Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the subsequent Grant is made.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non- competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate thereof or any confidentiality obligation with respect to the Company or any affiliate thereof or otherwise in competition with the Company, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate thereof and is terminated “for cause” as defined in the applicable Award Agreement. The Board may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

Without the approval of the stockholders of the Company, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR grant price, either by lowering the Option Price or SAR grant price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower Option Price or SAR grant price, as the case may be, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 16 hereof.

3.4.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

3.5.	Applicability of Rule 16b-3.

Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons.

3.6.	Termination of Employment or Other Relationship.

(i) Whether a termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries shall have occurred and whether such termination is by reason of “permanent and total disability” (within the meaning of Section 22(c)(3) of the Code) shall be determined by the Board, whose determination shall be final and conclusive.

(ii) Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, whose determination shall be final and conclusive.

(iii) For purposes of the Plan, a termination of employment or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company, a Subsidiary or a Service Provider, or is engaged as a Service Provider or an Outside Director.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Aggregate Limitation.

(i) Subject to adjustment as provided in Section 16 hereof, the aggregate number of shares of Stock available for issuance under the Plan pursuant to Options or other Grants shall be two million one hundred and fifty thousand (2,150,000) Shares. Shares may be authorized but unissued shares, treasury shares or issued and outstanding shares that are purchased in the open market.

(ii) Any shares of Stock granted under the Plan which are forfeited to the Company because of the failure to meet an award contingency or condition shall again be available for issuance pursuant to new awards granted under the Plan. Any shares of Stock covered by an award (or portion of an award) granted under the

Plan which is forfeited or canceled, expires or is settled in cash shall be deemed not to have been issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

(iii) If any Option is exercised by tendering shares of Stock, by withholding shares of Stock subject to the Option being exercised, by tendering or withholding shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option or a stock option under any prior plan of the Company as hereinabove described, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. In the case of an SAR, only the actual number of shares of Stock issued upon exercise of the SAR shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. Shares of Stock issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards resulting from the acquisition of another entity shall not reduce the maximum number of shares available for issuance under the Plan.

(iv) The number of shares of Stock reserved under this Section 4 shall be increased by the number of any shares of Stock that are repurchased by the Company with Option Proceeds (as defined herein) in respect of the exercise of an Option; provided, however, that the number of shares of Stock contributed to the number of shares of Stock reserved under this Section 4 in respect of the use of Option Proceeds for repurchase shall not be greater than the number obtained by dividing the amount of such Option Proceeds by the Fair Market Value on the date of exercise of the applicable Option. “Option Proceeds” means, with respect to an Option, the sum of (x) the Option Price paid in cash, if any, to purchase shares of Stock under such Option, plus (y) the value of all federal, state and local tax deductions to which the Company is entitled with respect to the exercise of such Option, determined using the highest Federal tax rate applicable to corporations and a blended tax rate for state and local taxes based on the jurisdictions in which the Company does business and giving effect to the deduction of state and local taxes for Federal tax purposes.

(v) The number of shares of Stock available for grant as incentive stock options shall not exceed two million one hundred and fifty thousand (2,150,000), subject to adjustment as provided in Section 16 hereof, and shall not be increased by reason of the application of subsection (iii) or (iv) of this Section 4.1.

4.2.	Application of Aggregate Limitation.

The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares of Stock previously counted in connection with a Grant.

4.3.	Per-Grantee Limitation.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) no person eligible for a Grant under Section 6 hereof may be awarded Options and SARs under the Plan exercisable for greater than one hundred and fifty thousand (150,000) shares of Stock in any single calendar year, except that in the case of a newly hired employee, such limit shall be three hundred thousand (300,000) shares of Stock (in each case, subject to adjustment as provided in Section 16 hereof); and

(ii) the maximum number of shares of Restricted Stock or Unrestricted Stock that are earned based on achievement of performance objectives that may be awarded under the Plan (including for this purpose any shares of Stock represented by Restricted Stock Units) to any person eligible for a Grant under Section 11 hereof is seventy five thousand (75,000) shares of Stock in any single calendar year, except that in the case of a newly hired employee, such limit shall be one hundred and fifty thousand (150,000) shares of Stock (in each case, subject to adjustment as provided in Section 16 hereof).

5.	EFFECTIVE DATE AND TERM OF THE PLAN

5.1.	Effective Date.

The Plan prior to its amendment and restatement herein was originally effective as of the Effective Date. The Plan as herein amended and restated was approved by the Board on March 8, 2005 and shall be effective as of date the Plan is approved by the Company’s stockholders. If the stockholders of the Company fail to approve the Plan as herein amended and restated within one year after the date the Plan as herein amended and restated was approved by the Board, any Awards made hereunder in excess of the number of shares available for Awards under the Plan prior to its amendment and restatement shall be null and void and of no effect, and the applicable terms of the Plan shall be the terms in effect immediately prior to the Plan’s amendment and restatement. The amendment and restatement of the Plan shall have no effect on Grants made under the Plan prior to the Amendment and Restatement Date.

5.2.	Term.

The Plan shall expire on the tenth anniversary of the Amendment and Restatement Date.

6.	PERMISSIBLE GRANTEES

6.1.	Employees and Service Providers.

Subject to the provisions of Section 6.3 hereof, Grants may be made under the Plan to any employee of the Company or any Subsidiary, including any such employee who is an officer or director of the Company, to an Outside Director, to a Service Provider or employee of a Service Provider providing, or who has provided, services to the Company or any Subsidiary, and to any other individual whose participation in the Plan is determined by the Board to be in the best interests of the Company, as the Board shall determine and designate from time to time.

6.2.	Multiple Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

6.3.	Limitations on Grants of Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

7.	AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements issued from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options.

8.	OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be no less than the Fair Market Value of a share of Stock on the date of grant and stated in the Award Agreement evidencing such Option; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent (10%) of the Company’s outstanding shares of Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 16 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Option Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years (eleven years if the Grantee shall terminate employment or other service due to death in the tenth year of the Option term) from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and thereafter stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent (10%) of the outstanding shares of Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its date of grant.

8.4.	Termination of Employment or Other Relationship for a Reason Other than Retirement, Death or Disability.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries other than by reason of death, “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or Retirement, any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 8.2 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 8.2 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof.

8.5.	Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by or providing services to the Company or its Subsidiaries, all Options granted to such Grantee that have not previously terminated shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within two years after the date of such Grantee’s death and prior to termination of the Option pursuant to Section 8.3 hereof, to exercise any Option held by such Grantee at the date of such Grantee’s death.

8.6.	Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or its Subsidiaries is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Options that have not previously terminated shall fully vest, and shall be exercisable for a period of three years after such termination of employment or other relationship, subject to earlier termination of the Option as provided in Section 8.3 hereof.

8.7.	Rights in the Event of Retirement.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company is terminated by reason of the Grantee’s Retirement, all Options granted to such Grantee that have not previously terminated shall fully vest on the date of Retirement, and the Grantee shall have the right, at any time within three years after the date of such Grantee’s Retirement and prior to termination of the Option pursuant to Section 8.3 hereof, to exercise any Option held by such Grantee at the date of such Grantee’s Retirement.

8.8.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the date upon which the Option is granted (except as provided in Section 8.3 hereof in the case of death of the Grantee), or after the occurrence of an event referred to in Section 16 hereof which results in termination of the Option.

8.9.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares of Stock available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents acceptable to the Company; (ii) to the extent permitted by law and at the Board’s discretion, through the actual or constructive tender to the Company of shares of Stock, which shares of Stock, if acquired from the Company, shall have been held for at least six months prior to such tender if necessary to avoid negative accounting treatment (or such shorter period as the Board may approve) and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) to the extent permitted by law and at the Board’s discretion, by a combination of the methods described in clauses (i) and (ii) or any other method permitted by law that is approved by the Board. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

8.10.	Rights as a Stockholder; Dividend Equivalents.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance. However, the Board may, on such conditions as it deems appropriate, provide that a

Grantee will receive a benefit in lieu of cash dividends that would have been payable on any or all shares of Stock subject to the Grant if such shares of Stock had been outstanding. Without limitation, the Board may provide for payment to the Grantee of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Grantee.

8.11.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a Stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

9.	STOCK APPRECIATION RIGHTS

9.1.	SAR Price.

An SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one share of Stock on the date of exercise over (y) the grant price of the SAR, as determined by the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the Grant Date.

9.2.	Vesting, and Terms and Conditions Governing SARs.

The Board shall determine the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including exercise based on achievement of performance objectives or future service requirements), the time or times at which and the circumstances under which an SAR shall cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, whether or not an SAR shall be in tandem or in combination with any other Grant, and any other terms and conditions of any SAR.

9.3.	SAR Term.

Each SAR granted under the Plan shall terminate upon the expiration of ten years (eleven years if the Grantee shall terminate employment or other service due to death in the tenth year of the SAR term) from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and thereafter stated in the Award Agreement relating to such SAR.

9.4.	Termination of Employment or Other Relationship for a Reason Other than Retirement, Death or Disability.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries other than by reason of death, “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or Retirement, any SAR or portion thereof held by such Grantee that has not vested shall terminate immediately, and any SAR or portion thereof that has vested but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday).

9.5.	Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by or providing services to the Company or its Subsidiaries, all SARs granted to such Grantee that have not previously terminated shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within two years after the date of such Grantee’s death and prior to termination of the SAR pursuant to Section 9.2 hereof, to exercise any SAR held by such Grantee at the date of such Grantee’s death.

9.6.	Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s SARs that have not previously terminated shall fully vest, and shall be exercisable for a period of three years after such termination of employment or other relationship, subject to earlier termination of the SAR as provided in Section 9.2 hereof. Whether a termination of employment or other relationship is considered to be by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, whose determination shall be final and conclusive.

9.7.	Rights in the Event of Retirement.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or its Subsidiaries is terminated by reason of the Grantee’s Retirement, all SARs granted to such Grantee that have not previously terminated shall fully vest on the date of Retirement, and the Grantee shall have the right, at any time within three years after the date of such Grantee’s Retirement and prior to termination of the SAR pursuant to Section 9.2 hereof, to exercise any SAR held by such Grantee at the date of such Grantee’s Retirement.

9.8.	Limitations on Exercise of SAR.

Notwithstanding any other provision of the Plan, in no event may any SAR be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the date upon which the SAR is granted (except as provided in Section 9.3 hereof in the case of death of the Grantee), or after the occurrence of an event referred to in Section 16 hereof which results in termination of the SAR.

10.	TRANSFERABILITY OF OPTIONS AND SARS

10.1.	General Rule.

Except as provided in Section 10.2 hereof, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an SAR or Option. Except as provided in Section 10.2 hereof, no Option or SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

10.2.	Family Transfers.

To the extent permitted by the Board and under such rules and conditions as may be imposed by the Board, a Grantee may transfer all or part of an Option that is not an Incentive Stock Option or an SAR to (i) any Immediate Family Member, (ii) a trust or trusts for the exclusive benefit of any Immediate Family Member or (iii) a partnership or limited liability company in which Immediate Family Members are the only partners or members, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options or SARs or transfers of an interest in a trust, partnership, or limited liability company to which an Option or SAR has been transferred are prohibited except those in accordance with this Section 10.2 or by will or the laws of descent and distribution. Following such transfer, any such Option or SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that, for purposes of this Section 10.2, the term “Grantee” shall be deemed to refer to the transferee. The events of termination of employment or other relationship referred to in Section 8.4 and Section 9.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option or SAR shall be exercisable by the transferee only to the extent and for the periods specified in Section 8.4, 8.5, 8.6 or 8.7 hereof in the case of Options and Section 9.4, 9.5, 9.6 or 9.7 hereof in the case of SARs.

11.	RESTRICTED STOCK

11.1.	Grant of Restricted Stock or Restricted Stock Units.

The Board from time to time may grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

11.2.	Restrictions.

At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units. Unless the Grant is being made in consideration of compensation due under another plan, or unless vesting is subject to performance, the Restricted Period will be a minimum of three years (subject to the accelerated vesting provisions of Section 16 hereof). Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board may, in its sole discretion, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Board by not later than the 90th day of the period of service to which such performance objectives relate and while the outcome is substantially uncertain. Performance objectives may be stated either on an absolute or relative basis and may be based on any of the following criteria: earnings per share, total stockholder return, operating earnings, growth in assets, return on equity, return on capital, market share, stock price, net income, cash flow, sales growth (in general, by type of product and by type of customer), retained earnings, completion of acquisitions, completion of divestitures and asset sales, cost or expense reductions, introduction or conversion of product brands, achievement of specified management information systems objectives, and any combination of the foregoing performance objectives (e.g., cash flow return on capital). Performance objectives may include positive results, maintaining the status quo or limiting economic losses. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

11.3.	Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, Stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends complying with the applicable securities laws and regulations and making appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

11.4.	Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Stock and the right to receive any dividends declared or paid with respect to such shares of Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be subject to the restrictions applicable to the original Grant.

11.5.	Rights of Holders of Restricted Stock Units.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the shares of Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share on the date that such dividend is paid.

11.6.	Termination of Employment or Other Relationship for a Reason Other than Death, Disability or Retirement.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries, in either case other than, in the case of individuals, by reason of death, “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), or Retirement, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including, but not limited to, any right to vote Restricted Stock or any right to receive dividends with respect to Restricted Stock or Restricted Stock Units.

11.7.	Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by the Company or its Subsidiaries or while serving as a Service Provider, all Restricted Stock or Restricted Stock Units granted to such Grantee shall, if vesting is based solely on continued service, fully vest on the date of death, or if vesting is based in whole or part on performance, shall be immediately forfeited to the extent not yet vested. Upon such vesting, the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

11.8.	Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or its Subsidiaries or a Service Provider, or service as a Service Provider, is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s then unvested Restricted Stock or Restricted Stock Units shall, if vesting is based solely on continued service, fully vest and be paid on the date of termination, or if vesting is based in whole or part on performance, shall be immediately forfeited to the extent not yet vested.

11.9.	Rights in the Event of Retirement.

Unless otherwise provided by the Board, if a Grantee’s employment with the Company or its Subsidiaries is terminated by reason of Retirement, all Restricted Stock or Restricted Stock Units granted to such Grantee shall, if vesting is based solely on continued service, fully vest and be paid on the date of termination, or if vesting is based in whole or part on performance, shall be immediately forfeited to the extent not yet vested.

11.10.	Delivery of Shares and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Stock or Restricted Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, upon payment by the Grantee to the Company, in cash or by check, of the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units or (ii) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or Restricted Stock Units, a certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

12.	UNRESTRICTED STOCK

The Board may, in its sole discretion, grant Stock (or sell Stock at par value or such other higher purchase price determined by the Board) free of restrictions other than those required under federal or state securities laws (“Unrestricted Stock”) to persons eligible to receive grants under Section 6 hereof. Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, in lieu of any cash compensation due to such Grantee or in satisfaction of a performance share award payable in Stock and earned based on the satisfaction of one or more of the performance objectives enumerated in Section 11.2 hereof with respect to Restricted Stock and Restricted Stock Units.

13.	PARACHUTE LIMITATIONS

If the Grantee is a “disqualified individual” (as defined in Section 280G(c) of the Code), any Option, Restricted Stock, Restricted Stock Unit or SAR and any other right to receive any payment or benefit under the Plan shall not vest or become exercisable (i) to the extent that the right to vest or any other right to any payment or benefit, taking into account all other rights, payments or benefits to or for the Grantee, would cause any payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under any Award Agreements, the Plan, and all other rights, payments or benefits to or for the Grantee would be less than the maximum after-tax amount that could be received by the Grantee without causing the payment or benefit to be considered a Parachute Payment. In the event that, but for the provisions of this Section 13, the Grantee would be considered to have received a Parachute Payment under any Award Agreements that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate any rights, payments or benefits under any Award Agreements, the Plan, any other agreements and any benefit arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under any Award Agreements be deemed to be a Parachute Payment. The Award Agreement, or any agreement entered into by the Grantee with the Company before or after the date of grant, may provide for different treatment of Grants than is set forth in this Section 13 in the event that the Grantee is a disqualified individual.

14.	REQUIREMENTS OF LAW

14.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other person exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other person exercising a right emanating from such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any Restricted Stock or shares of Stock underlying Restricted Stock Units, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares of Stock unless the Board has received evidence satisfactory to it that the Grantee or any other person exercising a right emanating from such Grant may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any such determination by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or an SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, such provision or action shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	AMENDMENT AND TERMINATION OF THE PLAN

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, that, any amendment that materially increases the benefits available under the Plan or which is required to be submitted for stockholder approval by applicable law, rule or regulation (including, without limitation, rules of the NYSE) shall be adopted subject to stockholder approval. Except as permitted under this Section 15 or Section 16 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

16.	EFFECT OF CHANGES IN CAPITALIZATION

16.1.	Changes in Stock.

Subject to Section 16.2 hereof, in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, spin-off, split-up, share combination or other change in the corporate structure of the Company affecting the shares of Stock, (a) such adjustment may be made in the number and class of shares which may be delivered under Section 4 hereof and the Grant limits under Section 4 hereof, and in the number and class of or price of shares subject to outstanding Grants as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of existing rights; and (b) the Board or, if another legal entity assumes the obligations of the Company hereunder, the board of directors, compensation committee or similar body of such other legal entity shall either (i) make appropriate provision for the protection of outstanding Grants by the substitution on an equitable basis of appropriate equity interests or awards similar to the Grants, provided that the substitution neither enlarges nor diminishes the value and rights under the Grants, or (ii) upon written notice to the Grantees, provide that Grants shall be exercised distributed, canceled or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions) as shall be specified in the notice. Any adjustment of an Incentive Stock Option under this Section 16.1 shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code. The conversion of any convertible securities of the Company shall not be treated as a change in the corporate structure of the Company affecting the shares of Stock. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the merger, reorganization or other transaction referred to in this Section 16.1.

16.2.	Reorganization, Sale of Assets or Sale of Stock.

Upon the dissolution or liquidation of the Company or upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any person or entity (or person or entities acting as a group or otherwise in concert) owning eighty percent (80%) or more of the combined voting power of all classes of securities of the Company, (i) all outstanding Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such transaction, and (ii) all Options and SARs outstanding hereunder shall become immediately exercisable for a period of fifteen days immediately prior to the scheduled consummation of such transaction. Any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the transaction and shall be effective only immediately before the consummation of the transaction.

This Section 16.2 shall not apply to any transaction to the extent that (A) provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of the Options, SARs, Restricted Stock and Restricted Stock Units theretofore granted, or for the substitution for such Options, SARs, Restricted Stock and Restricted Stock Units of new options, stock appreciation rights, restricted stock and restricted stock units covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, SARs, Restricted Stock and Restricted Stock Units theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such transaction shall not trigger application of the provisions of this Section 16.2 and limited by any “change in control” provision in any employment agreement or Award Agreement applicable to the Grantee. Upon consummation of any such transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of such Options and SARs theretofore granted, or for the substitution for such Options and SARs of new options and stock appreciation rights covering the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options and SARs theretofore granted shall continue in the manner and under the terms so provided. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

16.3.	Adjustments.

Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16.4.	No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

17.	DISCLAIMER OF RIGHTS

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate thereof, or to interfere in any way with any contractual or other right or authority of the Company or Service Provider either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any affiliate thereof. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement or employment agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option or SAR except to the extent such shares of Stock shall have been issued upon the exercise of the Option or SAR.

18.	NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of Stock options otherwise than under the Plan.

19.	WITHHOLDING TAXES

The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the exercise of an Option or SAR or the grant of Unrestricted Stock. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirement.

20.	CAPTIONS

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

21.	OTHER PROVISIONS

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

22.	NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form and, the masculine gender shall include the feminine gender, as the context requires.

23.	SEVERABILITY

If any provision of the Plan or any Award Agreement shall be finally determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

24.	GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware (without giving effect to the choice of law provisions thereof).

25.	SECTION 409A

To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of Code as a result of any provision of any Grant, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Board shall determine the nature and scope of any such amendment.

* * * *

The Plan prior to its amendment and restatement herein was duly adopted and approved by the Board of Directors of the Company as of the 12th day of March, 1999. The Plan, as amended and restated herein, was duly adopted and approved by the Board of Directors of the Company as of the 8th day of March, 2005.

The Plan prior to its amendment and restatement herein was duly approved by the stockholders of the Company on the 7th day of April, 1999. The Plan, as amended and restated herein, was duly approved by the stockholders of the Company as of the      day of         , 2005.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. ELECTION OF DIRECTORS

Nominees:

01 William H. Martin, III

02 Robert G. Matheny

FOR

all nominees listed except as indicated

WITHHOLD AUTHORITY

to vote for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 and 4.

2. To approve the Trex Company, Inc. 2005 Stock Incentive Plan.

FOR AGAINST ABSTAIN

3. To approve the material terms for payment of annual executive compensation to permit the compensation paid pursuant to such material terms to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

FOR AGAINST ABSTAIN

4. To ratify the appointment of Ernst & Young LLP as Trex Company’s independent registered public accounting firm for the 2005 fiscal year.

FOR AGAINST ABSTAIN

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature Signature Date

The signature on this Proxy should correspond exactly with stockholder’s name as printed above. In the case of joint tenants, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executors, Administrator, Trustee or Guardian should give their full title.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/twp

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TREX COMPANY, INC.

160 EXETER DRIVE

WINCHESTER, VIRGINIA 22603-8605

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF TREX COMPANY, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2005 AT 9:00 A.M.

TREX COMPANY, INC.

The undersigned appoints Paul D. Fletcher and William R. Gupp, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Trex Company, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 21, 2005, and at any adjournment or postponement thereof, as indicated on the reverse side. The undersigned further authorizes such proxies to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Trex Company, Inc. account online.

Access your Trex Company shareholder account online via Investor ServiceDirect® (ISD).

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